AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 27, 2006
                                                REGISTRATION STATEMENT NO. 333 -
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------

                       PROTOCALL TECHNOLOGIES INCORPORATED
         --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             NEVADA                                      41-2033500
----------------------------------           ----------------------------------
 (State or other jurisdiction of                       (IRS Employer
 incorporation or organization)                    Identification Number)

                                  47 MALL DRIVE
                          COMMACK, NEW YORK 11725-5717
                 ----------------------------------------------
                    (Address of Principal Executive Offices)



                            2000 STOCK INCENTIVE PLAN
                             2004 STOCK OPTION PLAN

         --------------------------------------------------------------
                            (Full title of the Plan)
                                -----------------

                                  BRUCE NEWMAN
                             CHIEF EXECUTIVE OFFICER
                       PROTOCALL TECHNOLOGIES INCORPORATED
                                  47 MALL DRIVE
                          COMMACK, NEW YORK 11725-5717
                 ----------------------------------------------
                     (Name and address of agent for service)

                                 (631) 543-3655
                 ----------------------------------------------
           Telephone number, including area code, of agent for service


                                    COPY TO:
                             GREENBERG TRAURIG, LLP
                                METLIFE BUILDING
                                 200 PARK AVENUE
                            NEW YORK, NEW YORK 10166
                                 (212) 801-9200
                              (212) 801-6400 (FAX)
                       ATTENTION: SPENCER G. FELDMAN, ESQ.


                         CALCULATION OF REGISTRATION FEE
================================= ==================== =================== ================= ========================
                                     AMOUNT TO BE       PROPOSED MAXIMUM       PROPOSED
      TITLE OF SECURITIES            REGISTERED(1)       OFFERING PRICE        MAXIMUM              AMOUNT OF
        TO BE REGISTERED                                   PER SHARE          AGGREGATE         REGISTRATION FEE
                                                                            OFFERING PRICE
--------------------------------- -------------------- ------------------- ----------------- ------------------------

Common Stock, par value $0.001       2,075,651 (2)          $0.12(4)         $249,078.12               $26.65
   per share
--------------------------------- -------------------- ------------------- ----------------- ------------------------

Common Stock, par value $0.001      19,000,000 (3)          $0.12(4)          $2,280,000              $243.96
   per share
--------------------------------- -------------------- ------------------- ----------------- ------------------------


(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of Common Stock which become issuable under the Registrant's 2000 Stock Incentive Plan and 2004 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Common Stock.

(2) Represents the number of shares of common stock, $0.001 par value per share ("Common Stock"), available to be issued under the Registrant's 2000 Stock Incentive Plan.

(3) Represents the number of shares of Common Stock available to be issued under the Registrant's 2004 Stock Option Plan. (4) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low price of the Registrant's common stock as reported on the NASD's OTC Bulletin Board on December 20, 2006.

          PART I. INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The information specified by Items 1 and 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 of the Securities Act of 1933, as amended (the "Securities Act"), and the introductory Note to Part I of Form S-8.

         The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b) of the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed by Protocall Technologies Incorporated (the "Registrant") with the U.S. Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference into this registration statement:

         (a) Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, filed on May 25, 2006;

         (b) all other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the Registrant's fiscal year covered by the report referred to in (a) above; and

         (c)  the description of the Registrant's common stock contained in
              Item 5, "Other Events and Required FD Disclosure" in the Registrant's Current Report on Form 8-K, dated July 22, 2004 and filed with the Commission on August 6, 2004.

         In addition, all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. The Registrant indemnifies any of its directors, officers, employees or agents who are successful on the merits or otherwise in defense of any action or suit. Such indemnification shall include expenses, including attorney's fees actually or reasonably incurred by the director or officer. Nevada law also provides for discretionary indemnification for each person who serves as or at the Registrant's request as one of its officers or directors. The Registrant may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of the Registrant's directors or officers. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, the Registrant's best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

         NEVADA LAW. Pursuant to the provisions of Nevada Revised Statutes (the "NRS"), Section 78.7502 of the NRS provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         Section 78.7502 of the NRS further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         Finally, Section 78.7502 of the NRS provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS

         The exhibits listed in the Index of Exhibits of this Registration Statement are filed herewith or are incorporated by reference to other filings.

ITEM 9.  UNDERTAKINGS

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

         Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent not more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Commack, State of New York, on this 26th day of December 2006.

                                  PROTOCALL TECHNOLOGIES INCORPORATED



                                  By:/s/ Bruce Newman
                                     -------------------------------------------
                                     Bruce Newman
                                     Chief Executive Officer
                                     (Principal Executive Officer and Principal
                                     Financial or Accounting Officer)



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce Newman his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

                              --------------------

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                      CAPACITY                   DATE
         ---------                      --------                   ----


/s/ Peter Greenfield
--------------------------        Chairman of the Board       December 26, 2006
Peter Greenfield


/s/ Bruce Newman
--------------------------        Director                    December 26, 2006
Bruce Newman

                                INDEX OF EXHIBITS

     EXHIBIT
     NUMBER                                                     DESCRIPTION
     ------                                                     -----------
      4.1          2000 Stock Incentive Plan.(1)
      4.2          2004 Stock Option Plan.(2)
      5.1*         Opinion of Greenberg Traurig, LLP.
     23.1*         Consent of Eisner LLP.
     23.2*         Consent of Greenberg Traurig, LLP (included in the opinion filed as Exhibit 5.1).
     24.1*         Power of Attorney (set forth on the signature page of the
                   Registration Statement).

---------------------
* Filed herewith.

(1) Incorporated by reference to the exhibits filed with the Registration Statement on Form SB-2 (filed with the SEC on January 13, 2005).

(2) Incorporated by reference to the exhibits filed with the Current Report on Form 8-K, dated July 22, 2004 (filed with the SEC on
         August 6, 2004).